UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
ANAPTYSBIO, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 26, 2018
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of AnaptysBio, Inc. to be held at AnaptysBio’s corporate headquarters at 10421 Pacific Center Court, Suite 200 San Diego, CA 92121, on Tuesday, June 12, 2018 at 9:00 a.m. (Pacific Daylight Time).
The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 26, 2018, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2018 Annual Meeting of Stockholders and our 2017 annual report on Form 10-K to stockholders. The Notice of Internet Availability or Proxy Materials also provides instructions on how to vote through the Internet or by telephone, and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.
The matters to be acted upon at the meeting are described in the accompanying notice of annual meeting and proxy statement.
Your vote is important.
Whether or not you plan to attend the meeting in person, please vote on the Internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Hamza Suria
President and Chief Executive Officer

ANAPTYSBIO, INC.
10421 Pacific Center Court, Suite 200
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 12, 2018

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of AnaptysBio, Inc. will be held at AnaptysBio’s corporate headquarters at 10421 Pacific Center Court, Suite 200, San Diego, California 92121, on Tuesday, June 12, 2018 at 9:00 a.m. (Pacific Daylight Time).
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect two Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 19, 2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.
Your vote as an AnaptysBio, Inc. stockholder is very important. Each share of stock that you own represents one vote.
Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Dr. James Topper Chairman of the Board of Directors
San Diego, California
April 26, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 12, 2018: the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at http://ir.anaptysbio.com.

ANAPTYSBIO, INC.
PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

i

ANAPTYSBIO, INC.
10421 Pacific Center Court, Suite 200
San Diego, California 92121

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

June 12, 2018
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of AnaptysBio, Inc.’s Board of Directors for use at AnaptysBio’s 2018 Annual Meeting of Stockholders (Annual Meeting) to be held at AnaptysBio’s corporate headquarters at 10421 Pacific Center Court, Suite 200, San Diego, California 92121, on Tuesday, June 12, 2018 at 9:00 a.m. (Pacific Daylight Time), and any adjournment or postponement thereof.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 26, 2018, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of common stock at the close of business on April 19, 2018, the record date, will be entitled to vote at the meeting. At the close of business on April 19, 2018, 23,862,483 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 19, 2018, the record date. You may vote all shares owned by you at such date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If on April 19, 2018, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 19, 2018, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.
Each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of KPMG LLP.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote in person – we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote through the Internet or by telephone – in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 11, 2018. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at http://ir.anaptysbio.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2022, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at http://ir.anaptysbio.com.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chairman of our board of directors are held by two different individuals (Mr. Suria and Dr. Topper, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the board of directors and strengthens the independence of the board of directors from management.
Board’s Role in Risk Oversight
Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly board of directors meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The compensation committee assists our board of directors in assessing risks created by the incentives inherent in our compensation policies. The nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.
Director Independence
Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq. Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that Dr. Topper, Dr. Fenton, Dr. Ware, Mr. Renton, Mr. Schmid and Dr. Lydon, representing six of our seven directors, are “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission, or the SEC, and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related-Party Transactions.”

Committees of Our Board of Directors

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the investor relations section of our website at http://ir.anaptysbio.com.

Audit Committee
Our audit committee is composed of Dr. Ware, Mr. Schmid and Dr. Fenton. Mr. Schmid is the chairperson of our audit committee. Dr. Ware, Mr. Schmid and Dr. Fenton each meet the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	reviewing and approving related person transactions;

•	selecting and hiring our registered independent public accounting firm;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the audit committee report to be included in our annual proxy statement.

Compensation Committee
Our compensation committee is composed of Dr. Lydon and Dr. Fenton. Dr. Fenton is the chairperson of our compensation committee. The composition of our compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of this committee is (i) an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (ii) a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans; and

•	making recommendations to our board of directors regarding any other board of director responsibilities relating to executive compensation.
Our compensation committee retained an independent compensation consultant, Compensia, to assist in structuring our executive officer and director compensation for 2018. Compensia provided our compensation committee with market data and analyses from a peer group of biotechnology companies with product candidates in a similar stage of development and similar financial and size characteristics. Compensia has not provided our company or our compensation committee with any other services during 2017 that would compromise its independence or pose a conflict of interest.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Mr. Renton, Dr. Topper and Dr. Ware. Mr. Renton is the chairperson of our nominating and corporate governance committee. The composition of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our board of directors;

•	overseeing the process of evaluating the performance of our board of directors; and

•	advising our board of directors on other corporate governance matters.

Codes of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of conduct is posted on the investor relations section of our website at http://ir.anaptysbio.com by clicking on “Governance.” Any amendments or waivers of our Code of Conduct for Directors or our Code of Conduct for Employees pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the year ended December 31, 2017.

Board and Committee Meetings and Attendance
The board of directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2017, the board of directors held five meetings, including telephonic meetings, the audit committee held four meetings, the compensation committee held seven meetings and the nominating and corporate governance committee held three meetings. During 2017, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors during his or her tenure and the total number of meetings held by all committees of the board of directors on which such director served during his or her tenure. The independent members of the board of directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our board of directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. Our 2018 Annual Meeting will be our first annual meeting of stockholders.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, AnaptysBio, 10421 Pacific Center Court, Suite 200 San Diego, CA 92121.

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the board of directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the board of directors.

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to the board of directors for board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified board of directors. Candidates may come to our attention through current members of our board of directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee will recommend to the board of directors for selection all nominees to be proposed by the board of directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the board of directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the board of directors to fill interim director vacancies.
Our board of directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The nominating and corporate governance committee may from time to time review and recommend to the board of directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective board of directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the board of directors, the nominating and corporate governance committee considers these factors in the light of the specific needs of the board of directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the board of directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the nominating and corporate governance committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding board diversity.
Stockholder Recommendations for Nominations to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our board of directors who meet the minimum qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the board of directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, AnaptysBio, Inc., 10421 Pacific Center Court, Suite 200 San Diego, CA 92121. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year’s annual meeting, except in the case of our first annual meeting after our initial public offering, or IPO, for which notice must be received no earlier than the 10th day following the day on which public announcement is first made of the date of the annual meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Our board of directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2019 and 2020, respectively. Our nominating and corporate governance committee recommended to our board of directors, and our board of directors nominated Dr. Fenton and Dr. Topper, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the 2021 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.
Nominees to the Board of Directors
The nominees and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Position and Class
Dennis Fenton, Ph.D.(1)	66	Director, Class I
James Topper, M.D., Ph.D.(2)	56	Chairman of the Board, Class I

(1)	Member of the Audit and Compensation Committee

(2)	Member of the Nominating and Corporate Governance Committee

Dennis Fenton, Ph.D., has served as a member of our board of directors since March 2018. From 1981 to 2008, Dr. Fenton held numerous positions at Amgen, Inc., a biotechnology company, including Executive Vice President from 2000 until 2008, Senior Vice President of Operations from 1995 until 2000 and Senior Vice President of Sales, Marketing and Process Development from 1992 until 1995. Prior to his time at Amgen, Inc., Dr. Fenton served as Senior Research Scientist at Pfizer, Inc., and previously was a research associate and graduate student at Rutgers University. Dr. Fenton currently serves on the board of directors of Sienna Biopharmaceuticals, Portola Pharmaceuticals, and Pfenex Inc. He previously served on the boards of directors of XenoPort, Inc. and Kythera Biopharmaceuticals, Inc., as well as several private company boards. Dr. Fenton holds a B.S. in Biology from Manhattan College and a Ph.D. in Microbiology from Rutgers University. Our board of directors believes that Dr. Fenton’s extensive experience in the life sciences industry provides him with the qualifications and skills to serve on our board of directors.
James N. Topper, M.D., Ph.D., has served as a member of our board of directors since November 2007. Dr. Topper has been a partner with Frazier Healthcare since August 2003, serving as General Partner since 2005. Before joining Frazier Healthcare, Dr. Topper served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals, Inc. and ran Millennium San Francisco (formerly COR Therapeutics, Inc.) from 2002 until 2003. Before the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from August 1999 to February 2002. Dr. Topper has served as a director at Sierra Oncology, Inc., a public drug development company, since April 2014. Dr. Topper has served on numerous boards of directors, including Amicus Therapeutics, Inc. and Portola Pharmaceuticals, Inc. Dr. Topper received his M.D. and Ph.D. in biophysics from Stanford University and his B.S. in biology from the University of Michigan. Our board of directors believes that Dr. Topper’s experience overseeing Frazier Healthcare investments in biotechnology, senior-management experience in our industry, significant knowledge of medical and scientific matters affecting our business, and understanding of our industry provide him with the qualifications and skills to serve on our board of directors.

Continuing Directors
The directors who are serving for terms that end following the 2018 annual meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Position and Class
Nicholas B. Lydon, Ph.D., FRS(1)	61	Director, Class II
Hollings Renton, M.B.A.(2)(4)	71	Director, Class III
John P. Schmid, M.B.A.(3)	55	Director, Class III
Hamza Suria, M.B.A	41	President, Chief Executive Officer and Director, Class II
J. Anthony Ware, M.D.(2) (3)	65	Director, Class II

(1)	Member of the Compensation Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Audit Committee

(4)	Lead Independent Director
Nicholas B. Lydon, Ph.D., FRS is a co-founder of our company and has served on our board of directors since our company was founded in November 2005. Dr. Lydon also co-founded and has served on the board of directors of BluePrint Medicines Inc. since April 2011. Since 2011, Dr. Lydon has served as Managing Member at Staurus Pharma, LLC, a biotechnology company. Dr. Lydon is also the founder of Granite Biopharma LLC, a consulting company, and has served as sole member of Granite Biopharma since 2003. Dr. Lydon also previously served as Vice President, Small Molecule Drug Discovery at Amgen Inc. from 2000 to 2002. Prior to joining Amgen, he was the Chief Executive Officer and founder of Kinetix Pharmaceuticals, Inc., a biotechnology company focused on the discovery and development of selective protein kinase inhibitors, from 1997 to 2000. Kinetix Pharmaceuticals was acquired by Amgen in 2000. Prior to joining Kinetix, Dr. Lydon worked at CIBA-GEIGY, AG (Novartis) in Basel, Switzerland from 1985 to 1997, where he was responsible for the protein kinase inhibitor program, including the discovery and preclinical development of Imatinib (Gleevec). Dr. Lydon began his pharmaceutical career at Schering-Plough Corporation from 1982 to 1985 where his research involved studies on recombinant interferons. Dr. Lydon has been awarded the Lasker~DeBakey Clinical Medical Research Award and the Japan Prize for his work on Imatinib. Other awards include the Warren Alpert Foundation Prize, the AACR Bruce F. Cain Memorial Award and the Charles F. Kettering Prize from the General Motors Cancer Research Foundation. Dr. Lydon earned his B.S. in Biochemistry and Zoology from the University of Leeds, England, and received his Ph.D. in Biochemistry from the Medical Sciences Institute, University of Dundee, Scotland. Our board of directors believes that Dr. Lydon’s extensive industry experience and significant knowledge of scientific matters provide him with the qualifications and skills to serve on our board of directors.
Hollings Renton, M.B.A. has served as a member of our board of directors since June 2015. Mr. Renton previously served as the Chief Executive Officer and President of Onyx Pharmaceuticals, Inc. from 1993 to 2008 and as the chairperson of the board of directors from 2000 to 2008. Before joining Onyx Pharmaceuticals, Mr. Renton served as the President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company, from 1991 to 1993, following its acquisition of Cetus Corporation. Before joining Onyx Pharmaceuticals, Mr. Renton served as the President of Cetus Corporation from 1990 to 1991, as Chief Operating Officer from 1987 to 1990, and as Chief Financial Officer from 1983 to 1987. Mr. Renton currently serves as chairperson of the board of directors of Portola Pharmaceuticals, Inc. He previously served on the boards of directors of Cepheid, Inc., Kythera Biopharmaceuticals, Inc., Rigel Pharmaceuticals, Inc., Affymax Inc., Sangstat Medical Corporation, Special Olympics Northern California and the Biotechnology Industry Organization. Mr. Renton received his M.B.A. from the University of Michigan and his B.S. in Mathematics from Colorado State University. Our board of directors believes that Mr. Renton’s extensive industry experience and board memberships provide him with the qualifications and skills to serve on our board of directors.
John P. Schmid, M.B.A. has served as a member of our board of directors since June 2015. Mr. Schmid served as Chief Financial Officer of Auspex Pharmaceuticals, Inc. from September 2013 to June 2015. Before joining Auspex Pharmaceuticals, Mr. Schmid co-founded Trius Therapeutics, a publicly traded biopharmaceutical company, where he served as the Chief Financial Officer from June 2004 until its merger with Cubist Pharmaceuticals, Inc., in September 2013. Before he joined Trius Therapeutics, Mr. Schmid served as the Chief Financial Officer at GeneFormatics, Inc., a private biotechnology company, from 1998 to 2003, and at Endonetics, a private medical device company, from 1995 to 1998. Mr. Schmid currently serves as a member of the board of directors of Neos Therapeutics, Patara Pharmaceuticals, Xeris Pharmaceuticals and Forge Therapeutics, all pharmaceutical companies, and as the chairman of the board of directors of Speak, Inc., a speakers bureau, which he helped found in 1989. Mr. Schmid received his M.B.A. from the University of San Diego and his B.A. from Wesleyan University. Our board of directors believes that Mr. Schmid’s extensive industry experience and executive positions at multiple biopharmaceutical companies qualify him to serve on our board of directors.
J. Anthony Ware, M.D. has served as a member of our board of directors since August 2017. From 2001 to January 2018, Dr. Ware held numerous positions at Eli Lilly and Company, a global pharmaceutical company, including Senior Vice President of Product Development of Lilly Bio-Medicines from October 2009 to January 2018 and Interim President of Lilly Bio-Medicines from January 2017 to April 2017. Before joining Eli Lilly and Company, Dr. Ware served as Professor of Medicine and Molecular Pharmacology at Albert Einstein College of Medicine in New York, where he was also Chief of Cardiology at Montefiore Medical Center from 1996 to 2001. Before joining Albert Einstein College of Medicine, Dr. Ware was on the faculty of Harvard Medical School from 1984 to 1996 and served as a senior physician and Director of the Coronary Care Unit at Beth Israel Hospital. Dr. Ware received his B.S. from Washburn University, his M.D. from the University of Kansas. He completed internships and residency at The University of Texas at Houston and Baylor College of Medicine, where he also served as Chief Resident. He completed fellowships both at Baylor and at Harvard Medical School, and is board certified both in internal medicine and cardiovascular disease.
There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors in the year ended December 31, 2017. Mr. Suria, our Chief Executive Officer, received no compensation for his service as a director in the year ended December 31, 2017.

Name(1)	Fees Earned or Paid in Cash	Option Awards(2)	Total
Carol Gallagher, Pharm D (3)	$59,124	$211,880	$271,004
Nicholas B. Lydon, Ph.D., FRS	55,347	211,880	267,227
Hollings Renton, M.B.A.	66,285	211,880	278,165
John P. Schmid, M.B.A.	53,958	211,880	265,838
James Schoeneck (4)	52,500	211,880	264,380
James Topper, M.D., Ph.D.	64,670	211,880	276,550
J. Anthony Ware, M.D.	19,280	472,511	491,791

(1)
As of December 31, 2017, Dr. Gallagher held outstanding options to purchase 112,722 shares of common stock with a weighted-average exercise price of $4.24 per share; Dr. Lydon held outstanding options to purchase 46,012 shares of common stock with a weighted-average exercise price of $8.55 per share; Mr. Renton held outstanding options to purchase 66,156 shares of common stock with a weighted-average exercise price of $10.94 per share; Mr. Schmid held outstanding options to purchase 57,337 shares of common stock with a weighted-average exercise price of $11.23 per share; Mr. Schoeneck held outstanding options to purchase 57,337 shares of common stock with a weighted-average exercise price of $12.74 per share; Dr. Topper held outstanding options to purchase 15,000 shares of common stock with an exercise price of $24.60 per share; and Dr. Ware held outstanding options to purchase 39,265 shares of common stock with an weighted-average exercise price of $21.45 per share.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the directors during the year ended December 31, 2017 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the options.

(3)	Dr. Gallagher resigned from the board effective March 5, 2018.

(4)	Mr. Schoeneck resigned from the board effective March 19, 2018.

In February 2018, our board of directors approved non-employee director compensation that will provide each of our non-employee directors with an annual retainer of $40,000. Additionally, our lead director and the chairpersons of our board of directors, audit, compensation and nominating and corporate governance committees will receive an additional annual payment of $20,000, $15,000 ($30,000 if no lead director is serving), $15,000, $10,000 and $7,500, respectively; and the other members of our audit, compensation and nominating and corporate governance committees will receive an additional annual payment of $7,500, $5,000 and $3,750, respectively.
Each of our non-employee directors will also receive an annual stock option grant to purchase 6,000 shares of common stock, which stock option will vest in equal monthly installments over one year, subject to the director’s continued service. Additionally, new non-employee directors will receive a stock option to purchase 6,000 shares of common stock, which stock option will vest in equal monthly installments over three years, subject to the director’s continued service.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected KPMG LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2018. KPMG LLP audited our financial statements for the fiscal years ended December 31, 2017 and 2016. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Our audit committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and the interests of our stockholders.
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2017 and 2016 (in thousands).
Principal Accountant Fees and Services

Fees Billed to AnaptysBio	Fiscal Year 2017	Fiscal Year 2016
Audit fees(1)	$553	$523
Tax fees(2)	41	31
Total fees	$594	$554

(1)
“Audit fees” include fees for professional services provided by KPMG LLP in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our IPO and follow-on offering.

(2)
“Tax fees” include fees related to tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

The audit committee must pre-approve all services to be performed for us by KPMG LLP. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. The audit committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During 2017, all services billed by KPMG LLP were pre-approved by the audit committee in accordance with this policy.
These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements as of and for the year ended December 31, 2017. The audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”
The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.
Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited consolidated financial statements as of and for the year ended December 31, 2017 be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
John P. Schmid (Chair)
Dennis Fenton, Ph.D.
J. Anthony Ware, M.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2018 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 23,811,329 shares of common stock issued and outstanding as of March 15, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 15, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table on the following page is c/o AnaptysBio, Inc., 10421 Pacific Center Court, Suite 200 San Diego, CA 92121.

Beneficial Owner	Shares Beneficially Owned	% Shares Beneficially Owned
Executive Officers and Directors
Hamza Suria, M.B.A. (1)	666,736	2.7%
Marco Londei, M.D. (2)	258,470	1.1%
Dominic G. Piscitelli, M.B.A., C.P.A. (3)	78,618	*
Dennis Fenton, Ph.D. (4)	1,333	*
Nicholas B. Lydon, Ph.D. (5)	351,618	1.5%
Hollings Renton, M.B.A. (6)	67,656	*
John P. Schmid, M.B.A. (7)	58,837	*
James N. Topper, M.D., Ph.D. (8)	3,704,947	15.5%
Anthony Ware, M.D. (9)	7,849	*
Total Executive Officers and Directors as a Group (9 people)	5,196,064	20.8%

5% Stockholders
Frazier Healthcare Entities (8)	3,704,947	15.5%
FMR LLC (10)	3,324,468	14.0%
Janus Henderson Group plc (11)	1,445,796	6.1%
BlackRock, Inc. (12)	1,393,305	5.9%
Cormorant Global Healthcare (13)	1,254,185	5.3%
Adage Capital Partners, L.P. (14)	1,250,000	5.2%
TOTAL	13,863,818	57.2%
* Represents beneficial ownership of less than one percent.

(1)
Consists of (a) 4,998 shares of common stock held directly by Mr. Suria and (b) 661,738 shares of common stock issuable to Mr. Suria upon the exercise of stock options that are exercisable within 60 days of March 15, 2018, of which 5,400 shares were unvested but were early exercisable, as of 60 days after March 15, 2018.

(2)
Consists of (a) 2,020 shares of common stock held directly by Dr. Londei and (b) 256,450 shares of common stock issuable to Dr. Londei upon the exercise of stock options that are exercisable within 60 days of March 15, 2018, of which 20,121 shares were unvested but were early exercisable, as of 60 days after March 15, 2018.

(3)	Represents 78,618 shares of common stock issuable to Mr. Piscitelli upon the exercise of stock options that are exercisable within 60 days of March 15, 2018.

(4)	Represents 1,333 shares of common stock issuable to Dr. Fenton upon the exercise of stock options that are exercisable within 60 days of March 15, 2018.

(5)
Consists of (a) 304,106 shares of common stock held directly by Dr. Lydon and (b) 47,512 shares of common stock issuable to Dr. Lydon upon the exercise of stock options that are exercisable within 60 days of March 15, 2018.

(6)
Represents 67,656 shares of common stock issuable to Mr. Renton upon the exercise of stock options that are exercisable within 60 days of March 15, 2018, of which 2,842 shares were unvested but were early exercisable, as of 60 days after March 15, 2018.

(7)
Represents 58,837 shares of common stock issuable to Mr. Schmid upon the exercise of stock options that are exercisable within 60 days of March 15, 2018, of which 4,617 shares were unvested but were early exercisable, as of 60 days after March 15, 2018.

(8)
Based on Schedule 13-D/A filed by Frazier Healthcare V, L.P. on February 26, 2018. Consists of (a) 2,345,612 shares of common stock held directly by Frazier Healthcare V, L.P., (b) 1,045,031 shares of common stock held directly by Frazier Healthcare VII, L.P., (c) 297,804 shares of common stock held directly by Frazier Healthcare VII-A, L.P. and (d) 16,500 shares of common stock issuable to Dr. Topper upon the exercise of stock options that are exercisable within 60 days of March 15, 2018. The general partner of Frazier Healthcare V, L.P. is FHM V, L.P., a Delaware limited partnership. The general partner of FHM V, L.P. is FHM V, LLC, a Delaware limited liability company. The general partner of Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P. is FHM VII, L.P., a Delaware limited partnership. The general partner of FHM VII, L.P. is FHM VII, LLC, a Delaware limited liability company. Dr. Topper, a member of our Board of Directors, Alan Frazier, Nader Naini, Nathan Every and Patrick Heron are members of FHM V, LLC and FHM VII, LLC and may be deemed to share voting and investment power with respect to the shares held by FHM V, LLC and FHM VII, LLC. The address of Frazier Healthcare is 601 Union, Two Union Square, Suite 3200, Seattle WA 98101.

(9)	Represents 7,849 shares of common stock issuable to Dr. Ware upon the exercise of stock options that are exercisable within 60 days of March 15, 2018.

(10)
Based on Schedule 13-G/A filed by FMR LLC on February 13, 2018. Consists of 3,324,468 shares of common stock held directly by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC, and members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(11)
Based on Schedule 13-G filed by Janus Henderson Group plc on February 12, 2018. Consists of 1,445,796 held by Janus Henderson Group plc (Janus Henderson). Janus Henderson has an indirect 97.11% ownership stake in Intech Investment Management LLC and a 100% ownership stake in Janus Capital Management LLC ("Janus Capital"), Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited, Janus Henderson Investors Australia Institutional Funds Management Limited and Henderson Global Investors North America Inc, (each an "Asset Manager" and collectively as the "Asset Managers"). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as Managed Portfolios). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,445,796 shares held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address of Janus Henderson Group plc is 201 Bishopsgate EC2M 3AE, United Kingdom.

(12)
Based on Schedule 13-G filed by BlackRock, Inc. on January 31, 2018. Consists of 1,393,305 shares of common stock held by the following subsidiaries of BlackRock, Inc, or BlackRock: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC. Blackrock’s address is 55 East 52nd Street, New York, New York 10055.

(13)
Based on Schedule 13-G/A filed by Cormorant Global Healthcare on February 14, 2018. Consists of shares which are beneficially owned by Cormorant Global Healthcare Master Fund, LP (Fund) and shares which are beneficially owned by a managed account (the “Account”). Cormorant Global Healthcare GP, LLC serves as the general partner of the Fund, and Cormorant Asset Management, LLC serves as the investment manager to both the Fund and the Account. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and Cormorant Asset Management, LLC. Shares of Common Stock include (i) for the Fund, 1,044,252 shares of Common Stock and options to acquire an additional 2,250 shares of Common Stock, and (ii) for the Account, 207,233 shares of Common Stock and options to acquire an additional 450 shares of Common Stock. The address of Cormorant Global Healthcare is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(14)
Based on Schedule 13-G/A filed by Adage Capital Partners, L.P. on February 13, 2018. Consists of 1,250,000 shares of common stock held directly by Adage Capital Partners, L.P. (ACP). ACP has the power to dispose of and the power to vote the shares of common stock beneficially owned by it, which power may be exercised by its general partner, Adage Capital Partners GP, L.L.C. (ACPGP). Adage Capital Advisors, L.L.C. (ACA), as managing member of ACPGP, directs ACPGP's operations. Neither ACPGP nor ACA directly own any shares of common stock. ACPGP and ACA may be deemed to beneficially own the shares owned by ACP. Robert Atchinson and Phillip Gross, as managing members of ACA, have shared power to vote the shares of common stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any shares of common stock. Each may be deemed to beneficially own the shares beneficially owned by ACP. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of December 31, 2017:

Name	Age	Position
Executive Officers:
Hamza Suria, M.B.A.	41	President, Chief Executive Officer and Director
Marco Londei, M.D.	62	Chief Medical Officer
Dominic Piscitelli, M.B.A., C.P.A.	44	Chief Financial Officer
Hamza Suria, M.B.A., has served as our President and Chief Executive Officer and a member of our board of directors since July 2011. From January 2009 to June 2011 Mr. Suria served as Vice President of Corporate Development. Before joining our company in December 2008, Mr. Suria worked at Maxygen, Inc., a biopharmaceutical company, where he was responsible for partnering and alliance management of next-generation protein therapeutics in oncology supportive care, hematology and autoimmunity, including partnerships with healthcare and pharmaceutical companies, such as Roche, Sanofi S.A., Bayer Corporation and Astellas Pharma. Mr. Suria received his M.S. in immunology from the University of Western Ontario, his Executive M.B.A. from the Richard Ivey School of Business of the University of Western Ontario and his B.S. in biochemistry from Kalamazoo College.
Marco Londei, M.D. has served as our Chief Medical Officer since October 2016. Prior to that, Dr. Londei served as our Chief Development Officer since October 2014. Before joining our company, Dr. Londei worked as Therapeutic Area Head Immunosciences, at Bristol-Myers Squibb, a biopharmaceutical company, from November 2012 to September 2014. Before starting at Bristol-Myers Squibb, Dr. Londei served as Global Head Translational Medicine of the Autoimmunity, Transplantation & Inflammation Department at Novartis AG and Translational Science Officer at the Genomics Institute of the Novartis Research Foundation from October 2005 to October 2012. Dr. Londei was Professor at the Kennedy Institute of Rheumatology, Imperial College School of Medicine, London, from July 1999 to July 2003 and then Professor and head of the gastroenterology unit at University College London, Medical School UK, from July 2003 through September 2007. Dr. Londei received his M.D. from Università di Bologna.
Dominic G. Piscitelli, M.B.A., C.P.A., commenced serving as our Chief Financial Officer in January 2017. Mr. Piscitelli has more than 15 years of experience in the pharmaceutical and biopharmaceutical industries, and more than 20 years of experience in finance. Before joining us, from September 2012 to January 2017, Mr. Piscitelli served as the Vice President of Finance at Medivation, Inc., a biopharmaceutical company. Prior to that, from January 2011 to September 2012, Mr. Piscitelli served as the Senior Director of Global Finance at Astellas Pharma US, Inc., a pharmaceutical company. From September 2001 to January 2011, Mr. Piscitelli held positions at OSI Pharmaceuticals, Inc., a biotechnology company that was acquired by Astellas Pharma US, Inc. in June 2010, serving as the Vice President of Treasury and Management Finance from 2009 to 2011, and previously as Senior Director, Oncology Finance & Treasury, Director, Commercial Finance and Associate Director/Assistant Controller, SEC Reporting. Mr. Piscitelli earned both his B.A. in Business Administration and his M.B.A. from Hofstra University.

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2017 and 2016. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2017, the end of our last completed fiscal year, were:

•	Hamza Suria, President, Chief Executive Officer and Director;

•	Marco Londei, M.D., Chief Medical Officer; and

•	Dominic Piscitelli, Chief Financial Officer.
We refer to these individuals in this section as our “Named Executive Officers.”
Summary Compensation Table
The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus(1)	Option Award(2)	All Other Compensation	Total
Hamza Suria, M.B.A.	2017	$465,000	$209,250	$3,341,588	$ 600(6)	$4,016,438
President, Chief Executive Officer and Director	2016	425,000	153,000	―	600(6)	578,600
Marco Londei, M.D.	2017	395,250	117,982	1,633,665	3,960(7)	2,150,857
Chief Medical Officer	2016	380,000	92,340	―	11,944(8)	484,284
Dominic Piscitelli, M.B.A., C.P.A.(3)	2017	356,811	111,143	2,290,041	113,253(9)	2,871,248
Chief Financial Officer
Matthew Moyle, Ph.D.(4)	2017	182,975	―	―	143,704(10)	326,679
Chief Scientific Officer(5)	2016	181,250	44,405	614,546	37,726(11)	877,927

(1)	The amounts reported in this column represent bonuses awarded at the discretion of our board of directors.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during the years ended December 31, 2017 and December 31, 2016 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options.

(3)	Reflects Mr. Piscitelli’s salary and bonus from the commencement of his employment on January 11, 2017 through December 31, 2017.

(4)	Effective as of July 21, 2017, Dr. Moyle resigned from his role as the Company’s Chief Scientific Officer.

(5)	Reflects Dr. Moyle’s salary and bonus from the commencement of his employment on May 16, 2016, through December 31, 2016.

(6)	Reflects group term life insurance premiums paid by us on behalf of Mr. Suria.

(7)	Reflects group term life insurance premiums paid by us on behalf of Dr. Londei.

(8)
Reflects reimbursements paid to, or on behalf of Dr. Londei during the year ended December 31, 2016, consisting of $7,984 for moving expenses and $3,960 for group term life insurance premiums paid by us on behalf of Dr. Londei.

(9)
Reflects a sign-on bonus of $100,000 paid to Mr. Piscitelli upon joining the company, reimbursements paid to, or on behalf of Mr. Piscitelli during the year ended December 31, 2017 consisting of $12,703 for moving expenses and $550 for group term life insurance premiums paid.

(10)
Reflects severance payments of $136,672 paid to Dr. Moyle subsequent to his resignation in July 2017, reimbursements paid to, or on behalf of Dr. Moyle during the year ended December 31, 2017, consisting of $5,527 for moving expenses and $1,505 for group term life insurance premiums paid by us on behalf of Dr. Moyle.

(11)
Reflects reimbursements paid to, or on behalf of, Dr. Moyle during the year ended December 31, 2016, consisting of $36,221 for temporary housing and moving expenses and $1,505 for group term life insurance premiums paid by us on behalf of Dr. Moyle.

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options held as of December 31, 2017.

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Hamza Suria, M.B.A.(2)	Dec. 9, 2008	22,428	—	$2.59	Dec. 9, 2018
	Feb. 10, 2010	1,428	—	$2.24	Feb. 10, 2020
	Feb. 24, 2011	6,208	—	$1.61	Feb. 24, 2021
	Dec. 9, 2011	140,948	—	$1.12	Dec. 8, 2021
	Feb. 1, 2012	97,721	—	$1.12	Jan. 31, 2022
	Feb. 1, 2012	73,291	—	$1.12	Jan. 31, 2022
	Dec. 17, 2012	19,425	—	$0.91	Dec. 16, 2022
	Sep. 16, 2014	51,840	—	$0.70	Sep. 16, 2024
	Aug. 14, 2015	155,123	110,805	$6.93	Aug. 14, 2025
	Feb. 24, 2017	—	225,000	$24.60	Feb. 24, 2027
Marco Londei, M.D.(3)	Oct. 28, 2014	160,965	—	$0.70	Oct. 28, 2024
	Aug. 14, 2015	53,795	38,428	$6.93	Aug. 14, 2025
	Feb. 24, 2017	—	110,000	$24.60	Feb. 24, 2027
Dominic Piscitelli, M.B.A., C.P.A.(4)	Jan. 9, 2017	—	170,241	$11.34	Jan. 9, 2027
	Feb. 24, 2017	—	75,000	$24.60	Feb. 24, 2027

(1)
All stock-option awards granted prior to our IPO were granted under our Amended and Restated 2006 Equity Incentive Plan, and all stock-option awards granted subsequent to our IPO were granted under our 2017 Equity Incentive Plan. Except where otherwise noted, the underlying shares of each option vest over four years, with 1/4 of the underlying shares vesting on the first calendar anniversary of the grant date and, thereafter, 1/48 of the underlying shares vest on the same day of each succeeding calendar month, subject to the optionee’s employment through each applicable vesting date, such that 100% of the underlying shares will have vested on the fourth calendar anniversary of the grant date. See “—2006 Equity Incentive Plan” and “—2017 Equity Incentive Plan” below for descriptions of the plans.

(2)
The options vested as to their underlying shares as follows: (i) the shares underlying the options granted on December 9, 2008, February 10, 2010, February 24, 2011, February 1, 2012, December 9, 2011 and December 17, 2012, have fully vested; (ii) of the 51,840 shares underlying the option granted on September 16, 2014, 1/4 vested on September 16, 2015, and thereafter 1/48 vest on the sixteenth day of each succeeding calendar month, starting October 16, 2015 and unvested options under this grant are early exercisable; (iii) of the 265,928 shares underlying the option granted on August 14, 2015, 1/4 vested on August 14, 2016, and 1/48 vest on the fourteenth day of each succeeding calendar month, starting September 14, 2016; and (iv) of the 225,000 shares underlying the option granted on February 24, 2017, 1/4 vest on February 24, 2018, and 1/48 vest on the twenty-fourth day of each succeeding calendar month, starting March 24, 2018. If we experience a change of control and Mr. Suria is terminated without “cause” or resigns for “good reason” (each as defined in the employment agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Suria delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, then each of Mr. Suria’s currently outstanding stock options will vest in full.

(3)
The options vest as to their underlying shares as follows: (i) of the 160,965 shares underlying the option granted on October 28, 2014, 1/4 of the shares vested on October 28, 2015, and thereafter, 1/48 vest on the twenty-eighth day of each succeeding calendar month, starting November 28, 2015 and unvested options under this grant are early exercisable; (ii) of the 92,223 shares underlying the option granted on August 14, 2015, 1/4 vested on August 14, 2016, and 1/48 vest on the fourteenth day of each succeeding calendar month, starting September 14, 2016; and (iii) of the 110,000 shares underlying the option granted on February 24, 2017, 1/4 vest on February 24, 2018, and 1/48 vest on the twenty-fourth day of each succeeding calendar month, starting March 24, 2018. If we experience a change in control and Dr. Londei is terminated without “cause” or resigns for “good reason” (each as defined in the Londei Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Dr. Londei delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, then each of Dr. Londei’s currently outstanding stock options will vest in full.

(4)
The options vest as to their underlying shares as follows: (i) of the 170,241 shares underlying the option granted on January 9, 2017, 1/4 of the shares vested on January 9, 2018, and thereafter, 1/48 vest on the ninth day of each succeeding calendar month, starting February 9, 2018; and (ii) of the 75,000 shares underlying the option granted on February 24, 2017, 1/4 vest on February 24, 2018, and 1/48 vest on the twenty-fourth day of each succeeding calendar month, starting March 24, 2018. If we experience a change in control and Mr. Piscitelli is terminated without “cause” or resigns for “good reason” (each as defined in the Piscitelli Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Piscitelli delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, then each of Mr. Piscitelli’s currently outstanding stock options will vest in full.

Employment Agreements
The terms and conditions of employment of each of Mr. Suria, Mr. Piscitelli and Dr. Londei are set forth in written employment agreements. Each of these arrangements was approved by our board of directors. We believed these employment agreements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
Mr. Suria’s Employment Agreement
Pursuant to an employment agreement effective as of January 26, 2018, or the Suria Employment Agreement, Mr. Suria serves as our President and Chief Executive Officer. The Suria Employment Agreement sets forth the principal terms and conditions of his employment, including his current annual base salary of $547,000 and an annual target cash bonus opportunity of up to 55% of his base salary, subject to pro rata adjustment for any partial years worked, which bonus is earned based on our achievement of specified performance goals established by our board of directors, the achievement of which is evaluated by our board of directors. Mr. Suria’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to the terms of the Suria Employment Agreement, Mr. Suria will be entitled to severance benefits upon a qualifying termination of employment as described in “—Potential Payments upon Termination or Change in Control” below.
Dr. Londei’s Employment Agreement
Pursuant to an employment agreement effective as of January 26, 2018, or the Londei Employment Agreement, Dr. Londei serves as our Chief Medical Officer. The Londei Employment Agreement sets forth the principal terms and conditions of his employment, including his current annual base salary of $436,000 and an annual target cash bonus opportunity of up to 40% of his base salary, which bonus is earned based on our achievement of performance goals established by our chief executive officer, the achievement of which is evaluated by our chief executive officer and board of directors. Dr. Londei’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to the terms of the Londei Employment Agreement, Dr. Londei will be entitled to severance benefits upon a qualifying termination of employment as described in “—Potential Payments upon Termination or Change in Control” below.
Mr. Piscitelli’s Employment Agreement
Pursuant to an employment agreement effective as of January 26, 2018, or the Piscitelli Employment Agreement, Mr. Piscitelli serves as our Chief Financial Officer. The Piscitelli Employment Agreement sets forth the principal terms and conditions of his employment, including his current annual base salary of $397,000 and an annual target cash bonus opportunity of 40% of his base salary, which bonus is earned based on our achievement of performance goals established by our chief executive officer, the achievement of which is evaluated by our chief executive officer and board of directors. Mr. Piscitelli’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to the terms of the Piscitelli Employment Agreement, Mr. Piscitelli will be entitled to severance benefits upon a qualifying termination of employment as described in “—Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control
Termination
Pursuant to the Suria Employment Agreement, the Londei Employment Agreement, the Piscitelli Employment Agreement and the Moyle Employment Agreement, in the event that Mr. Suria, Dr. Londei, Mr. Piscitelli is, or Dr. Moyle was, terminated without “cause” or resigns for “good reason” (each as defined in the applicable employment agreement), provided that each delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) each will receive continued severance payments for twelve months, in the case of Mr. Suria, and nine months, in the case of Mr. Piscitelli and Dr. Londei and (ii) and if each elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, we will pay directly to the insurance provider of our group health plans, the monthly premium for such continuation coverage for each officer and his family, for twelve months, in the case of Mr. Suria and nine months, in the case of Mr. Piscitelli and Dr. Londei, or such earlier date on which coverage with a new employer is obtained.
Change in Control
Pursuant to the Suria Employment Agreement and certain of his outstanding stock option agreements, if we experience a change of control and Mr. Suria is terminated without “cause” or resigns for “good reason” (each as defined in the Suria Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Suria delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) Mr. Suria will receive the continued severance payments and COBRA premiums described above for eighteen months and (ii)  his currently outstanding stock options will vest in full.
Pursuant to the Londei Employment Agreement, if we experience a change in control and Dr. Londei is terminated without “cause” or resigns for “good reason” (each as defined in the Londei Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Dr. Londei delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) Dr. Londei will receive the severance payments and COBRA premiums described above for twelve months and (ii) each of his currently outstanding stock options will vest in full.
Pursuant to the Piscitelli Employment Agreement, if we experience a change in control and Mr. Piscitelli is terminated without “cause” or resigns for “good reason” (each as defined in the Piscitelli Employment Agreement) upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Piscitelli delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, (i) Mr. Piscitelli will receive the severance payments and COBRA premiums described above for twelve months and (ii) each of his currently outstanding stock options will vest in full.
Each employment agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Suria, Mr. Piscitelli, or Dr. Londei respectively, constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.
Executive Benefits
Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2017 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)	2,425,903	$12.03	1,597,575
Equity compensation plans not approved by security holders	—	—	—
Total	2,425,903	$12.03	1,597,575

(1)	Includes our 2006 Equity Incentive Plan, 2017 Equity Incentive Plan and our 2017 Employee Stock Purchase Plan.

(2)
We have ceased issuing awards under our Amended and Restated 2006 Equity Incentive Plan as of the effective date of our 2017 Equity Incentive Plan. Any shares of common stock that are subject to outstanding awards under the 2006 Equity Incentive Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2017 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2017 Equity Incentive Plan increased automatically by 4% on January 1, 2018 and will increase automatically on the first day of January of each of 2019 through 2028 by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or compensation committee. There are 218,000 shares of common stock available for issuance under the 2018 Employee Stock Purchase Plan and will increase automatically on the first day of January of each of 2019 through 2028 by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or compensation committee. As of the record date, no purchase periods under the 2018 Employee Stock Purchase Plan have been authorized by the board of directors.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Other than as disclosed below, from January 1, 2017 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal One” and “Executive Compensation” above.
Participation in our Initial Public Offering
Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 1,316,666 shares of our common stock in our IPO on January 31, 2017 at the IPO price of $15.00 per share. The following table summarizes common stock purchased by members of our board of directors and entities who held more than 5% of our outstanding capital stock at the time of the purchase:

Name	Number of Purchased Shares	Aggregate Purchase Price
Entities affiliated with Biotechnology Value Fund(1)	850,000	$12,750,000
Entities affiliated with Frazier Healthcare(2)	400,000	$6,000,000
Novo A/S	50,000	$750,000
Nicholas B. Lydon, Ph.D.,FRS(3)	16,666	$249,990
Total	1,316,666	$19,749,990

(1) Consists of 414,373 shares purchased by Biotechnology Value Fund, L.P., 269,019 shares purchased by Biotechnology Value Fund II, L.P., 74,064 shares purchased by Biotechnology Value Trading Fund OS, L.P. and 92,544 shares purchased by MSI BVF SPV LLC.
(2) Consists of 311,291 shares purchased by Frazier Healthcare VII, L.P and 88,709 shares purchased by Frazier Healthcare VII-A, L.P. Dr. Topper, a member of our Board of Directors, is a General Partner of Frazier Healthcare and may be deemed to have voting and investment power with respect to these shares.
(3) Dr. Lydon is a member of our Board of Directors.
Follow-on Offerings
Certain of our principal stockholders and their affiliated entities purchased an aggregate of 200,000 shares of our common stock in our follow-on offering in October at a price to the public of $68.50 per share. The following table summarizes common stock purchased by entities who held more than 5% of our outstanding capital stock at the time of the purchase or where the transaction resulted in such entity holding more than 5% of our outstanding capital stock:

Name	Number of Purchased Shares	Aggregate Purchase Price
Adage Capital Partners, L.P.	150,000	$10,275,000
Entities affiliated with Cormorant Global Healthcare(1)	50,000	$3,425,000
Total	200,000	$13,700,000
(1) Consists of 50,000 shares purchased by Cormorant Asset Management, LLC.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our restated certificate of incorporation and our restated bylaws will require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.
Policies and Procedures for Related Party Transactions
We adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
ADDITIONAL INFORMATION
Stockholder Proposals to be presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at AnaptysBio, Inc., 10421 Pacific Center Court, Suite 200 San Diego, CA 92121.
To be timely for our company’s 2019 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 27, 2019 and not later than the close of business on March 29, 2019. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 Annual Meeting of Stockholders must be received by us not later than December 26, 2018 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2017.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

10421 Pacific Center Court, Suite 200
San Diego, CA 92121
Attn: Corporate Secretary
The annual report on Form 10-K is also available at http://ir.anaptysbio.com.
“Householding” – Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may write our Corporate Secretary at 10421 Pacific Center Court, Suite 200 San Diego, CA 92121, or call 1 (858) 362-6348.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Corporate Secretary at the address or telephone number listed above.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL MEETING OF ANAPTYSBIO, INC.

Date: JUNE 12, 2018
Time: 9:00 a.m. (PDT)
Place: 10421 Pacific Center Court, Suite 200 San Diego, CA 92121

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1, 2.

1: Election of Class I Directors with Terms Expiring in 2021

Nominees:	For	Withhold	Directors Recommend ↓
1) Dennis Fenton	☐	☐	For
2) James Topper	☐	☐	For

NOTE: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ________ Please Date Above ________

Please Sign Here ________ Please Date Above ________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of AnaptysBio, Inc.
to be held on Tuesday, June 12, 2018
for Holders as of April 19, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/ANAB
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-813-1246
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Hamza Suria and Dominic Piscitelli, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of AnaptysBio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

All votes must be received by 11:59 p.m., Eastern Time, June 11, 2018.

PROXY TABULATOR FOR

ANAPTYSBIO, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — AnaptysBio, Inc.
Annual Meeting of Stockholders
June 12, 2018, 9:00 a.m. (Pacific Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Hamza Suria and Dominic Piscitelli (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of AnaptysBio, Inc., a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10421 Pacific Center Court, Suite 200 San Diego, CA 92121 on Tuesday, June 12, 2018 at 9:00 a.m. (PDT) and all adjournments thereof.

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

The purpose of the Annual Meeting is to take action on the following:

1. Election of Class I Directors with Terms Expiring in 2021

   Nominees:

   1) Dennis Fenton
   2) James Topper

   NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐